Exhibit 5.1

[Letterhead of Goodwin Procter LLP]

March 4, 2019

Easterly Government Properties, Inc.

2101 L Street NW, Suite 650

Washington, D.C. 20037

Re:Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-223736) (as amended or supplemented, the “Registration Statement”) filed on March 16, 2018 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Easterly Government Properties, Inc., a Maryland corporation (the “Company”), of any combination of securities of the types specified therein.  The Registration Statement became effective upon filing with the Commission on March 16, 2018.  Reference is made to our opinion letter dated March 16, 2018 and included as Exhibit 5.1 to the Registration Statement.  We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on March 4, 2019 by the Company with the Commission pursuant to Rule 424 under the Securities Act.  The Prospectus Supplement relates to the offering by the Company of up to $200,000,000 in shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), covered by the Registration Statement. The Shares are being offered and sold pursuant to (i) equity distribution agreements by and among the Company, Easterly Government Properties LP, a Delaware limited partnership (the “Operating Partnership”), and each of Citigroup Global Markets Inc., BMO Capital Markets Corp., BTIG, LLC, Capital One Securities, Inc., Jefferies LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, each as a sales agent and/or principal, each of Citigroup Global Markets Inc., BMO Capital Markets Corp., Jefferies LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC, each as a forward seller, and each of Citibank N.A., Bank of Montreal, Jefferies LLC, Raymond James & Associates, Inc., Royal Bank of Canada and Wells Fargo Bank, National Association, each as a forward purchaser (the “Equity Distribution Agreements”) and (ii) master forward confirmations by and among the Company, the Operating Partnership and each of Citibank N.A., Bank of Montreal, Jefferies LLC, Raymond James & Associates, Inc., Royal Bank of Canada and Wells Fargo Bank, National Association (the “Master Forward Confirmations”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

For purposes of the opinion set forth below, we have assumed that the Shares are issued for a price per share equal to or greater than the minimum price authorized by the Company’s board of directors prior to the date hereof (the “Minimum Price”) and that no event occurs that causes the number of authorized shares of Common Stock available for issuance by the Company to be less than the number of then unissued Shares that may be issued for the Minimum Price.

The opinion set forth below is limited to the Maryland General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Equity Distribution Agreements and the Master Forward Confirmations (and related supplemental confirmations), as applicable, and in exchange for a price per share equal to or greater than the Minimum Price (or, in the case of the Master Forward Confirmations (and related supplemental confirmations), in net share settlement thereof), will be validly issued, fully paid and nonassessable.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”), which is incorporated by reference in the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Current Report and its incorporation by reference and the reference to our firm in that report. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP

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